                                                                    Exhibit 99.2

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a listing of smoking and health class actions and consolidated individual cases, as well as the health care cost recovery, Lights/Ultra Lights and Tobacco Price cases currently scheduled for trial through 2003 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

              Case (Jurisdiction)                         Type of Action               Trial Date
----------------------------------------------   --------------------------------   ----------------
Daniels, et al. v.                               Smoking and Health Class Action    October 18, 2002
Philip Morris Companies Inc., et al.
(California)

Miles, et al. v. Philip Morris Companies Inc.,   Lights/Ultra Lights Class Action   January 21, 2003
et al (Illinois)

Brown, et al. v. The American                    Smoking and Health Class Action    April 1, 2003
Tobacco Company, Inc., et al
(California)

In Re: Tobacco Litigation                        Consolidated Individual            June 2003
(Individual Personal Injury cases)               Smoking and Health Cases
(West Virginia)

The United States of America v.                  Health Care Cost Recovery          July 15, 2003
Philip Morris Incorporated
et al. (District of Columbia)

Smith, et al. v. Philip Morris                   Tobacco Price Case                 September 2003
Companies Inc., et al. (Kansas)


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

                                                                    Exhibit 99.2

Below is a schedule setting forth by month the number of individual smoking and health cases, including cases brought by current and former flight attendants claiming personal injuries allegedly related to ETS, against PM Inc. and, in some cases, the Company, that are currently scheduled for trial through the end of the year 2003.

     2002              2003
-------------     -------------
August (3)        January (3)
September (3)     February (4)
October (5)       March (1)
November (7)      May (3)
December (3)      June (2)
                  July (1)
                  August (2)
                  September (1)
                  October (2)


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